SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 27, 2003

AMDL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, CA	92780-7039

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,including area code:	(714) 505-4460

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 99.1

     Item 5. Other Events and Regulation FD Disclosure.

          The Registrant has issued the attached press release regarding the status of its fund raising activities, cash position, its application with the FDA for approval of its DR-70® test and the receipt of Australian marketing approval. Registrant has raised gross proceeds of $140,000 from three investors, has $190,000 on hand at February 27, 2003 and has completed the pre-clinical phase of the application process with the FDA, but does not have the $400,000 in available funds which is required to conduct the clinical trial phase of the FDA approval process or the funds to continue paying general operating expenses after March 31, 2003.

     Item 7. Financial Statements and Exhibits

     (c)  Exhibits.

99.1	Press Release dated and to be released February 28, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, INC. (Registrant)
Date: February 27, 2003	By:	/s/ Gary L. Dreher

Gary L. Dreher, President and CEO